Exhibit 10.11

FORM OF

NOTE PURCHASE AGREEMENT

Dated as of December 22, 2014

By and among

Avenue Financial Holdings, Inc.

and

Purchasers Listed on Schedule A

i

INDEX OF DEFINED TERMS

Section

Action	2.2(e)
Affiliate	4.9(a)
Agreement	Preamble
Audited Financial Statements	2.2(g)
Bank	2.2(b)
BHC Act	2.2(a)
Closing	1.2(a)
Closing Date	1.2(a)
Code	4.9(c)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Reports	2.2(g)
Company Subsidiaries	2.2(b)
Company Subsidiary	2.2(b)
Disclosure Letter	2.1(a)
DTC	2.4(b)
Effective Date	2.5(j)(i)
FDIC	2.2(b)
Filing Suspension Events	2.5(a)(i)
GAAP	2.1(b)
Governmental Entity	1.2(b)(i)
Holder	2.5(j)(ii)
Holders’ Counsel	2.5(j)(iii)
Indemnitee	2.5(g)(i)
Investment	Recitals
Investment Manager	2.3(g)
IPO Closing Date	2.5(a)(i)
Knowledge of the Company	4.9(f)
Law	2.2(j)
Liens	2.2(c)(ii)
Lockup Termination Date	6.9(i)
Material Adverse Effect	2.1(b)
Person	4.9(g)
Piggyback Registration	2.5(a)(iii)
Previously Disclosed	2.1(c)
Subordinated Notes	Recitals
Purchase Price	1.2(a)(ii)
Purchasers	Preamble
Register	2.5(j)(iv)
Registrable Securities	2.5(j)(v)
Registration Expenses	2.5(j)(vi)
Regulatory Agreement	2.2(k)

Rule 144	2.5(j)(vii)
Rule 158	2.5(j)(vii)
Rule 159A	2.5(j)(vii)
Rule 405	2.5(j)(vii)
Rule 415	2.5(j)(vii)
Secretary’s Certificate	1.2(b)(ii)(4)
Securities Act	2.2(o)
Selling Expenses	2.5(j)(viii)
Shelf Registration Statement	2.5(a)(ii)
Special Registration	2.5(j)(ix)
Tax Return	4.9(h)
Transaction Documents	4.9(i)

LIST OF SCHEDULES AND EXHIBITS

Schedule A:	Schedule of Purchasers

Exhibit A:	Form of Note
Exhibit B:	Form of Secretary’s Certificate

This NOTE PURCHASE AGREEMENT, dated as of December 22, 2014 (this “Agreement”), is by and between AVENUE FINANCIAL HOLDINGS, INC. a Tennessee corporation (the “Company”), and each purchaser named on Schedule A (each, a “Purchaser,” and together, “Purchasers”).

BACKGROUND

The Company intends to sell to Purchasers, and Purchasers intend to purchase from the Company, as an investment (the “Investment”) in the Company, Fixed/Floating Rate Subordinated Notes due 2024 in the aggregate principal amount of [$                    ] in the form set forth on Exhibit A (the “Subordinated Notes”) from the Company evidencing unsecured, subordinated debt of the Company. The aggregate purchase price of the Subordinated Notes is intended to constitute Tier 2 Capital (as defined in the Subordinated Note) of the Company. The Company intends to sell to other purchasers, on or about the Closing, other Subordinated Notes that have an aggregate principal amount (and purchase price) of [$                    ] so that the aggregate principal amount of Subordinated Notes to be sold by the Company on or about the Closing is $20,000,000.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

Section 1.1 Purchase.

On the terms and subject to the conditions set forth herein, Purchasers will purchase from the Company, and the Company will sell to Purchasers the Subordinated Notes. The principal amount of the Subordinated Note to be purchased by each Purchaser is set forth next to such Purchaser’s name on Schedule A. The purchase price to be paid by each Purchaser for the Subordinated Note to be issued to such Purchaser is also set forth next to such Purchaser’s name on Schedule A. The initial wire instructions for payment of interest and principal by the Company to each Purchaser shall be set forth on the signature page attached to this Agreement for each Purchaser, subject to change by written notice delivered by a Purchaser to the Company.

Section 1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the purchase of the Subordinated Notes referred to in Section 1.1 by Purchasers pursuant hereto (the “Closing”) shall occur at 9:00 a.m., New York time, on December 29, 2014 subject to satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of Bradley Arant Boult Cummings LLP, located at 1600 Division Street, Suite 700, Nashville, Tennessee 37203, or remotely via the electronic or other exchange of documents and signature pages, or such other date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

(a) Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing in Section 1.2(b), at the Closing:

(i) The Company will deliver to Purchasers, in the denominations set forth on Schedule A, the Subordinated Notes duly executed by the Company; and

(ii) Each Purchaser will deliver the amount set forth next to its name and designated as its “Purchase Price” on Schedule A to the Company by wire transfer of immediately available funds to the account provided to such Purchaser by the Company, with the aggregate principal amount of such Subordinated Notes equaling [$                    ]. The aggregate payments by Purchasers on the Closing Date shall equal [$                    ] (the “Purchase Price”).

(b) Closing Conditions.

(i) The obligation of Purchasers, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the fulfillment or written waiver by each Purchaser or the Company, as applicable, prior to the Closing that no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing or shall prohibit or restrict Purchasers or their Affiliates from owning any of the Subordinated Notes in accordance with the terms thereof and no lawsuit shall have been commenced by any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”) seeking to effect any of the foregoing; and

(ii) The obligation of Purchasers to consummate the purchase of the Subordinated Notes to be purchased by them at Closing is also subject to the fulfillment by the Company or written waiver by each Purchaser prior to the Closing of each of the following conditions:

(1) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein), individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect (and except that representations and warranties made as of a specified date shall be true and correct as of such date);

(2) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing, as the case may be, under this Agreement to be performed by it on or prior to the Closing Date;

(3) Purchasers shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(b)(ii)(1) and Section 1.2(b)(ii)(2) have been satisfied;

(4) at the Closing, the Company shall deliver to Purchasers a certificate of the Secretary of the Company, in the form attached hereto as Exhibit B (the “Secretary’s Certificate”), dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the issuance of the Subordinated Notes under this Agreement and (ii) certifying the names of the officers of the Company authorized to execute this Agreement, the Subordinated Notes, the certificate contemplated by Section 1.2(b)(ii)(3) and the other documents provided for in this Agreement, together with a sample of the true signature of each such officer;

(iii) The obligation of the Company to effect the Closing is subject to the fulfillment or written waiver by the Company prior to the Closing of the following additional conditions:

(1) the representations and warranties of each Purchaser set forth in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect qualifications contained therein) would not materially adversely affect the ability of such Purchaser to perform its obligations hereunder;

(2) each Purchaser shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing, as the case may be, under this Agreement to be performed by it on or prior to the Closing Date; and

(3) the Company shall have received a certificate signed on behalf of each Purchaser by a duly authorized person certifying to the effect that the conditions set forth in Sections 1.2(b)(iii)(l) and 1.2(b)(iii)(2) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Disclosure.

(a) On or prior to the date hereof, the Company delivered to Purchasers and Purchasers delivered to the Company a letter (a “Disclosure Letter”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to Purchasers, or to one or more covenants contained in Article III; provided, that if such information is disclosed in such a way as to make its relevance or applicability to another provision of this Agreement reasonably apparent on its face, such information shall be deemed to be responsive to such other provision of this Agreement. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in a Disclosure Letter shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, assets, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole. As used in this Agreement, the term “Material Adverse Effect” means any change or effect that, individually or in the aggregate, (1) is material and adverse to the business, assets, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of Purchasers, including expenses incurred by the Company in consummating the transactions contemplated by this Agreement, (D) changes in general economic, monetary or financial conditions affecting financial institutions or their market prices generally, (E) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (F) the failure of the Company to meet any internal projections, forecasts, estimates or guidance for any period ending after December 31, 2013 (but not excluding the underlying causes of such failure) and (G) the public disclosure of this Agreement or the transactions contemplated by this Agreement; provided, further, that if any event described in clause (A), (B), (D) or (E) of this Section 2.1(b) occurs and such event has a materially disproportionate effect on the Company relative to other banks, savings associations and their holding companies in the United States, then such event will be deemed to have had a Material Adverse Effect.

(c) “Previously Disclosed” with regard to a party means information set forth on its Disclosure Letter.

Section 2.2 Representations and Warranties of the Company.

Except as Previously Disclosed, the Company hereby represents and warrants to Purchasers, as of the date of this Agreement and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of that date), that:

(a) Organization and Authority. Each of the Company and the Company Subsidiaries is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified except where any failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has the corporate or other organizational power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, (“BHC Act”) and under applicable state Laws.

(b) Company Subsidiaries. The Company owns all of the issued and outstanding capital stock of Avenue Bank, a Tennessee banking corporation (the “Bank” or the “Company Subsidiary”) and the Company has sole control over the Bank. Except for the Bank, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company owns, directly or indirectly, all of its interests in the Bank free and clear of any and all Liens. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions).

(c) Authorization; No Conflicts.

(i) The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. The Board of Directors has duly approved the agreements and the transactions contemplated by the Transaction Documents, including the Investment. No other corporate proceedings are necessary for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. This Agreement has been and, the other Transaction Documents will have been, at the Closing duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Purchasers and the other parties thereto, are, or in the case of documents executed after the date of this Agreement, will be, upon execution, the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles (whether applied in equity or at law).

(ii) Neither the execution and delivery by the Company of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind (“Liens”) upon any of the properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws (or similar governing documents) of the Company and each Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, arrangement, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries may be subject, or (B) violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets except in the case of clauses (A)(ii) and (B) of this paragraph for such violations, conflicts and breaches as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iii) Neither the execution and delivery by the Company of this Agreement and the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof require any approval or ratification of the holders of the outstanding capital stock of the Company or of any group thereof.

(d) Governmental Consents. Other than the securities or blue sky laws of the various states, no Governmental Consents are necessary for the execution and delivery of the Transaction Documents or for the consummation by the Company of the transactions contemplated hereby and thereby.

(e) Litigation and Other Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened claim, action, suit, arbitration, complaint, charge or investigation or proceeding (each an “Action”) against the Company or any Company Subsidiary or any of its assets, rights or properties, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any court, arbitrator or government agency, or instrumentality. There is no Action by the Company or any Company Subsidiary pending or which the Company or any Company Subsidiary intends to initiate (other than collection claims in the ordinary course of business). There has not been during the past five years, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by any Governmental Entity involving the Company. The Company is in compliance in all material respects with all existing decisions, orders, and agreements of or with Governmental Entities to which it is subject or bound.

(f) Financial Statements. Each of the audited consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2013 and December 31, 2012 and the related audited consolidated statements of income (loss), statements of shareholders’ equity and comprehensive income (loss) and cash flows, together with the notes thereto, for the each of the years in the three-year period ended December 31, 2013, previously provided or made available to Purchasers (the “Audited Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied, as of their respective date of such filing, in all material respects with applicable accounting requirements, (3) have been prepared in accordance with GAAP applied on a consistent basis, and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein.

(g) Reports. Since December 31, 2011, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be.

(h) No Undisclosed Liabilities. There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (1) liabilities adequately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet as of December 31, 2013 and (2) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2013 and that have not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Absence of Certain Changes. Since January 1, 2014, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business consistent with past practices, (2) none of the Company or any Company Subsidiary has incurred any material liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) through (and including) the date of this Agreement, no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (4) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party and which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company and each Company Subsidiary. The Company and each Company Subsidiary have complied in all material respects and (1) are not in default or violation in any respect of, (2) to the Company’s Knowledge, are not under investigation with respect to, and (3) to the Company’s Knowledge, have not been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity (each, a “Law”), other than such noncompliance, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for statutory or regulatory restrictions of general application, restrictions applicable to recipients of funds under the SBLF, no Governmental Entity has placed any material restriction on the business or properties of the Company or any of the Company Subsidiaries. As of the date hereof, the Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(k) Agreements with Regulatory Agencies. (1) The Company and the Company Subsidiaries (A) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (B) are not a party to any written agreement, consent agreement or memorandum of understanding with, (C) are not a party to any commitment letter or similar undertaking to, and (D) are not subject to any capital directive by, and (2) since December 31, 2013, each of the Company and the Company Subsidiaries has not adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company nor any of the Company Subsidiaries been advised since December 31, 2013 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(l) Environmental Laws. The Company and the Company Subsidiaries (1) are in compliance with any and all Environmental Laws, (2) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct their business, (3) are in compliance with all terms and conditions of any such permit, license or approval, (4) have not owned or operated any property that has been contaminated with any Hazardous Substance that would reasonably be expected to result in liability pursuant to any Environmental Law, (5) to the Knowledge of the Company, are not liable for Hazardous Substance disposal or contamination on any third party property, (6) have not received any notice, demand, letter, claim or request for information indicating that it may be in violation of or subject to liability under any Environmental Law, and (7) are not subject to any circumstances or conditions that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property in connection with any Environmental Law, except where, in each of the foregoing clauses, the failure to so comply would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(m) Taxes.

(i) All material Tax Returns required to be filed by, or on behalf of, the Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all Laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects. The Company and the Company Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Company Subsidiaries other than with respect to Taxes not yet due and payable.

(ii) No deficiencies for any material Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or the Company Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company or the Company Subsidiaries. No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of the Company Subsidiaries files Tax Returns that are or may be subject to material taxation by that jurisdiction.

(n) Brokers and Finders. Except for the Placement Agent, neither the Company nor any of its officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with the Transaction Documents or the transactions contemplated hereby or thereby.

(o) Offering of Securities. Assuming the accuracy of the representations and warranties of the Purchasers as set forth in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Subordinated Notes to register the offer and sale of the Subordinated Notes to the Purchasers under the Securities Act of 1933, as amended (the “Securities Act”).

(p) Investment Company Status. The Company is not, and upon consummation of the transactions contemplated by the Transaction Documents will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 2.3 Representations and Warranties of Purchasers.

Except as Previously Disclosed, each Purchaser, severally, but not jointly, hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

(a) Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement on a timely basis, and such Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.

(b) Authorization.

(i) Such Purchaser has the corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated by this Agreement have been duly authorized by such Purchaser’s board of directors, general partner or managing members, as the case may be (if such authorization is required), and no further approval or authorization by any of its partners or other equity owners, as the case may be, is required. This Agreement has been duly and validly executed and delivered by such Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(ii) Neither the execution, delivery and performance by such Purchaser of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance by such Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (i) its certificate of limited partnership, certificate of formation, operating agreement or partnership agreement or similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or any of its properties or assets except in the case of clauses (A) (ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated by this Agreement on a timely basis.

(iii) No notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Purchaser of the transactions contemplated by this Agreement.

(c) Purchase for Investment. Such Purchaser acknowledges that the Subordinated Notes have not been registered under the Securities Act or under any state securities laws. Such Purchaser (1) is acquiring the Subordinated Notes pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Subordinated Notes to any person, (2) will not sell or otherwise dispose of any of the Subordinated Notes, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Subordinated Notes and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d) Financial Capability. At the Closing, such Purchaser shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(e) Knowledge as to Conditions. As of the date of this Agreement, such Purchaser does not know of any reason why any Required Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

(f) Brokers and Finders. Neither such Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Purchaser, in connection with this Agreement or the transactions contemplated by this Agreement, in each case, whose fees the Company would be required to pay.

(g) Investment Decision. Such Purchaser, or the duly appointed investment manager of such Purchaser (the “Investment Manager”), if applicable, has (1) reached its decision to invest in the Subordinated Notes independently from any other Person, (2) except with respect to other Purchasers, has not entered into any agreement or understanding with any other Person to act in concert for the purpose of exercising a controlling influence over the Company or any Company Subsidiary, including any agreements or understandings regarding the voting or transfer of shares of the Company, (3) except with respect to other Purchasers, has not shared with any other Person proprietary due diligence materials prepared by such Purchaser or its Investment Manager or any of its other advisors or representatives (acting in their capacity as such) and used by its investment committee as the basis for purposes of making its investment decision with respect to the Company or any Company Subsidiary, (4) has not been induced by any other Person to enter into the transactions contemplated by this Agreement, and (5) except with respect to other Purchasers, has not entered into any agreement with any other Person with respect to the Investment. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice. Such Purchaser has consulted such accounting, legal, tax and investment advisors as it has deemed necessary or appropriate in connection with its purchase of the Subordinated Notes. Each Purchaser further acknowledges and agrees that it is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, the Placement Agent, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that (1) the Placement Agent has not performed any due diligence review on behalf of it (2) the Placement Agent makes no representations or warranties to the Purchasers, and (3) nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Subordinated Notes constitutes legal, tax or investment advice.

(h) No Control. The Purchasers agree that they shall have no rights to exercise control over the Company as a result of their purchase or holding of the Subordinated Notes and agree that neither they nor their affiliates shall acquire voting securities or otherwise contribute capital to the Company in amounts that would cause the Purchasers, or any of them, to be deemed to control the Company for purposes of the Change in Bank Control Act of 1978, as amended, or the BHC Act.

(i) Each of the Purchasers understands and agrees that the Placement Agent will rely upon the truth and accuracy of the representations, warranties, covenants and agreements of each of the Purchasers as set forth in this Agreement in connection with the transactions contemplated by this Agreement, and each Purchaser agrees that if any of the representations, warranties, covenants and agreements made by a Purchaser in this Agreement are no longer accurate by the Closing, such Purchaser shall promptly notify the Placement Agent and the Company.

Section 2.4 Legend.

(a) Purchasers agree that the form of the Subordinated Notes or other instruments, if any, representing the Subordinated Notes will bear a legend and with respect to any Subordinated Notes held in book-entry form, the transfer agent of the Company will record a legend on the register substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b) Subject to Section 2.4(a), the restrictive legend set forth in Section 2.4(a) above shall be removed and the Company shall issue replacement Subordinated Notes without such restrictive legend to the holder of the applicable Subordinated Notes or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (1) such Subordinated Notes are registered for resale under the Securities Act, (2) such Subordinated Notes are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (3) such Subordinated Notes are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (A) the sale of the Subordinated Notes pursuant to an effective Shelf Registration Statement or pursuant to Rule 144 or (B) Rule 144 becoming available for the resale of the Subordinated Notes, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Subordinated Notes and without volume or manner-of-sale restrictions, upon receipt by the Company of an opinion of counsel to any Purchaser regarding the removal of such legend set forth in Section 2.4(a), the Company shall remove such legend or instruct its transfer agent to remove such legend above from the Subordinated Notes. Any fees associated with the removal of such legend (other than with respect to a Purchaser’s counsel) shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three business days following the delivery by Purchasers to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Subordinated Note (endorsed with signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, an opinion of counsel to such Purchasers) and a representation letter to the extent required, deliver or cause to be delivered to Purchasers a replacement Subordinated Note that is free from the restrictive legend set forth in Section 2.4(a). Subordinated Notes free from all restrictive legends may be transmitted by the transfer agent to Purchasers by crediting the account of Purchasers’ prime broker with DTC as directed by such Purchasers. Purchasers acknowledge that the Subordinated Notes have not been registered under the Securities Act or under any state securities laws and agrees that they will not sell or otherwise dispose of any of the Subordinated Notes, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and this Agreement.

Section 2.5 Registration Rights.

(a) Registration.

(i) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that, after the date upon which the Company consummates the initial public offering to its Common Stock or other securities (the “IPO Closing Date”) as promptly as practicable and in any event, no later than the date that is 90 days following the IPO Closing Date, the Company shall have prepared and filed with the SEC a Shelf Registration Statement covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). The Shelf Registration, to the extent it only provides for the registration of the Registrable Securities, shall contain a “plan of distribution” and disclosure regarding the selling Holders approved by, and in form and substance reasonably satisfactory to, the Holders. Notwithstanding the registration obligations set forth in this Section 2.5(a)(i), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the initial Shelf Registration Statement as required by the SEC and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the applicable SEC guidance, including without limitation, Compliance and Disclosure Interpretation 612.09. In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement. No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

If, before a registration statement pursuant to this Section 2.5(a)(i) is filed with the SEC or declared effective, the Board of Directors of the Company determines in its good faith judgment, that the filing of a registration statement or the declaration of effectiveness of a registration statement, in each case with respect to the Registrable Securities (i) would require disclosure of material non-public information the disclosure of which would have a Material Adverse Effect on the Company or would otherwise adversely affect a material financing, acquisition, disposition, merger, reorganization or other comparable transaction involving the Company, or (ii) would otherwise adversely affect a public offering of shares of common stock or other equity securities of the Company for the account of the Company, (such circumstances being referred to as “Filing Suspension Events”), the Company shall deliver a certificate to such effect signed by the principal or chief executive officer or principal financial officer of the Company to the Holders. The Company shall not be required to file a registration statement pursuant to Section 2.5(a)(i) or may suspend pursuing the effectiveness of such registration statement until (A) with respect to the Filing Suspension Event described in clause (i) above, the earlier of the date upon which such material information is disclosed to the public or ceases to be material or 90 days after the Company makes such good faith determination, or (B) with respect to the Filing Suspension Event described in clause (ii) above, 90 days after the Company makes such good faith determination; provided however, that in no event shall Filing Suspension Events be permitted to take effect more than once in any 12-month period.

(ii) Any registration pursuant to this Section 2.5(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act. If Purchasers or any other Holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering, they shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2.5(c). The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed, subject to approval of the Company not to be unreasonably withheld.

(iii) Whenever the Company proposes to register any of its securities substantially similar to the Registrable Securities, whether or not for its own account, other than a registration pursuant to Section 2.5(a)(i) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to Purchasers and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the tenth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.5(a)(iii) prior to the effectiveness of such registration, whether or not Purchasers or any other Holders have elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5(b).

(iv) If the registration referred to in Section 2.5(a)(iii) is proposed to be underwritten, the Company will so advise and all other Holders as a part of the written notice given pursuant to Section 2.5(a)(iii). In such event, the right of Purchasers and all other Holders to registration pursuant to this Section 2.5(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary and reasonable form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Purchasers (if Purchasers are participating in the underwriting).

(v) If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per security offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per security offering price), which securities will be so included in the following order of priority: (A) first, the securities the Company proposes to sell; (B) second, Registrable Securities of Purchasers and all other Holders who have requested registration of Registrable Securities, pro rata on the basis of the aggregate number of such securities or shares owned by each such person; and (C) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(vi) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 2.5(a)(i), the Company shall (A) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (B) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c) Obligations of the Company. The Company shall use its commercially reasonable efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective registration statement, the Company shall, unless prohibited by law, rule or regulation, as expeditiously as reasonably practicable:

(i) By 9:30 a.m. New York City time on the first business day after the Effective Date of a Shelf Registration Statement, file a final prospectus with the SEC, as required by Rule 424(b) under the Securities Act.

(ii) Provide to each Holder a copy of any disclosure regarding the plan of distribution of the selling Holders, in each case, with respect to such Holder, at least three business days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that amends such information, and shall not file any such disclosure to which such Holder reasonably objects if the Shelf Registration Statement only provides for the registration of the Registrable Securities.

(iii) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to Section 2.5(d), keep such registration statement effective or such prospectus supplement current.

(iv) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(v) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus and any amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(vi) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(vii) Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

(viii) Promptly and, in any event, not more than one business day after such event or, in the case of the events set forth in clauses (3), (4), (5) and (6) below, immediately after such event, give written notice to the Holders (which notice shall not contain any material non-public information):

(1) when any registration statement filed pursuant to Section 2.5(a)(i) or any amendment thereto has been filed with the SEC and when such registration statement or any post-effective amendment thereto has become effective;

(2) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(3) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(4) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(5) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(6) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 2.5(c)(xii) true and correct.

(ix) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.5(c)(viii)(3) at the earliest practicable time.

(x) Upon the occurrence of any event contemplated by Section 2.5(c)(vii) or Section 2.5(c)(viii)(5), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to Section 2.5(d), if the Company notifies the Holders in accordance with

Section 2.5(c)(viii)(5) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 60 days.

(xi) Provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the applicable registration statement; use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of the Subordinated Notes into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s) and the prompt and timely removal of any restrictive legend; and cooperate with Purchasers or other Holders to facilitate the timely preparation and delivery of Subordinated Notes or book-entry statements representing Registrable Securities, and enable such Subordinated Notes or book-entry statements to be in such denominations or amounts, as the case may be, as may be reasonably requested and registered in such names as Purchasers or other Holders may request.

(xii) In the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in a “road show,” similar sales events and other marketing activities), (A) make representations and warranties to the Holders that are selling noteholders and the managing underwriter(s), if any, with respect to the business, industry, operations, management, stock ownership, financial statements and other matters and affairs relating to the Company and its subsidiaries, and the registration statement, prospectus and .documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (B) use its commercially reasonable efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (C) use its commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the registration statement) who have certified the financial statements included in such registration statement, addressed to each of the managing underwriter(s}, if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and-the managing underwriter{s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(xiii) Make available for inspection by a representative of Holders that are selling noteholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such registration statement.

(xiv) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its commercially reasonable efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Global Select Market, as determined by the Company.

(xv) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(xvi) Timely provide to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(xvii) Take such further actions as may be reasonably necessary or advisable in connection with the distribution of the Registrable Securities by the Holders, including, without limitation, cooperating with any broker-dealer through which a Holder proposes to resell is Registrable Securities in effecting a filing with Financial Industry Regulatory Authority, as requested by such Holder, paying any filing fee required in connection with such filing, and complying with all applicable rules and regulations of the SEC.

(d) Suspension of Sales. Upon receipt of written notice from the Company pursuant to Section 2.5(c)(vii) or Section 2.5(c)(viii)(5) (which notice shall not contain any material non-public information), Purchasers and each other Holder shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed; provided, that the Company shall use its reasonable best efforts to promptly prepare and file with the SEC such amendments and supplements to such registration statement or amendment as shall be reasonably necessary to cure any untrue statement or omission, unless the Company’s board of directors in good faith determines that such amendments or supplements would require disclosure of material non-public information that, if disclosed at such time, would be materially harmful to the Company and its stockholders; provided further, that the total number of days that any such suspension may be in effect in any 180 day period shall not exceed 60 days; and the aggregate of all Suspension Periods during any 365 day period shall not exceed an aggregate of 120 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(i) No Purchaser nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(ii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.5(c) that Purchasers and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification and Contribution.

(i) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals incurred in connection with investigating, defending, settling, compromising or paying any such losses, claims, damages, actions, liabilities, costs and expenses), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall reimburse each Indemnitee within 30 business days of written notice thereof, as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such foregoing claims, damages, actions or liabilities. Notwithstanding the first sentence of this Section 2.5(g)(i), the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (A) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (B) offers or sales effected by or on behalf of such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnitee and shall survive the transfer of the Registrable Securities by the Holders.

(ii) If the indemnification provided for in Section 2.5(g)(i) is unavailable to an Indemnitee with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, actions, liabilities, costs or expenses (A) in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations or (B) otherwise to the fullest extent permitted by law. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.5(g)(ii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.5(g)(i). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(t) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(iii) The Company shall notify the Holders promptly of the institution, threat or assertion of any investigation, claim or litigation arising from or in connection with the transactions contemplated by this Section 2.5 of which the Company is aware.

(iv) The Company shall not, except with the consent of each Indemnitee (which consent shall not be unreasonably withheld) consent to entry of any judgment or enter into any settlement which does not include the giving by the claimant to such Indemnitee a release from all liability in respect to such claim or litigation.

(v) The indemnification and contribution agreements contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against the indemnifying party or others and (B) any liabilities the indemnifying party may be subject to pursuant to law.

(h) Assignment of Registration Rights. The rights of each Holder to registration of Registrable Securities pursuant to Section 2.5(a) may be assigned by any Holder to a transferee or assignee of Registrable Securities provided, that such transferee or assignee has received no less than (1) ten percent (10%) of the Registrable Securities or (2) all of Holders’ Registrable Securities then held; provided, that the Company shall have no obligations with respect to such transferee or assignee until such time as Holder or such transferee or assignee shall have furnished to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that were assigned. For purposes of determining the value of the Registrable Securities transferred under clause (1) of this paragraph, each Subordinated Note shall be ascribed a value equal to the principal amount thereof.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by Holders pursuant to this Section 2.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 120 days following the effective date of such offering, or such longer period up to 120 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

(j) As used in this Section 2.5, the following terms shall have the following respective meanings:

(i) “Effective Date” means the date that the Shelf Registration Statement filed pursuant to Section 2.5(a)(i) is first declared effective by the SEC.

(ii) “Holder” means Purchasers and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.5(h) hereof or similar provisions thereof, respectively.

(iii) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(iv) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (A) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (B) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement.

(v) “Registrable Securities” means the Subordinated Notes; provided, that, once issued, such Subordinated Notes will not be Registrable Securities (A) after they are sold pursuant to an effective registration statement under the Securities Act, (B) when they may be immediately sold by the Holder thereof pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without requirement for the Company to be in compliance with the current public information required under Rule 144(c)(l) (or Rule 144(i)(2), if applicable), (C)

after they shall have ceased to be outstanding, or (D) after they have been sold in a private transaction in which the transferor’s rights under this Section 2.5 are not assigned to the transferee of the securities. Except as otherwise provided herein, no Registrable Securities may be registered under more than one registration statement at any one time.

(vi) “Registration Expenses” mean all fees and expenses incident to the performance of any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or compliance with the Company’s obligations under this Section 2.5, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel, and the fees and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include the compensation of regular employees of the Company which shall be paid in any event by the Company and does not include Selling Expenses.

(vii) “Rule 144,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(viii) “Selling Expenses” mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(ix) “Special Registration” means the registration of (1) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form), (2) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans, or (3) the initial public offering by the Company of its Common Stock.

(k) No Inconsistent Agreements. The Company shall not, on or after the date of this Agreement, enter into any agreement, whether with respect to its securities or otherwise, that may impair the rights granted to Purchasers and the Holders under this Section 2.5 or that otherwise conflicts with the provisions hereof in any manner.

(l) Certain Offerings by Purchasers. In the case of any securities held by Purchasers or their Affiliates that cease to be Registrable Securities solely by reason of clause (B) in the definition of “Registrable Securities,” the provisions of Sections 2.5(a)(v), Sections 2.5(c)(vi) and (xi) through (xiv), Section 2.5(g) and Section 2.5(i) shall continue to apply until such securities otherwise cease to be Registrable Securities. In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of a Holder by one or more broker-dealers, an “underwriting agreement” shall include any purchase agreement entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Company and used in connection with such distribution.

ARTICLE III

TERMINATION

Section 3.1 Termination.

This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Company and Purchasers;

(b) by the Company or Purchasers, upon written notice to the other parties, in the event that the Closing does not occur on or before December 31, 2014; provided, that the right to terminate this Agreement pursuant to this Section 3.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by the Company or Purchasers, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d) by Purchasers, upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 1.2(b)(ii)(1) or Section 1.2(b)(ii)(2) would not be satisfied and such breach or condition is not curable or, if curable, is not cured by the date set forth in Section 3.1(b);

(e) by the Company, upon written notice to Purchasers, if there has been a breach of any representation, warranty, covenant or agreement made by any Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 1.2(b)(iii)(1) or Section 1.2(b)(iii)(2) would not be satisfied and such breach or condition is not curable or, if curable, is not cured by the date set forth in Section 3.1(b);

Section 3.2 Effects of Termination.

In the event of any termination of this Agreement as provided in Section 3.1, this Agreement (other than this Article III and Article IV, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall relieve any party from liability for intentional breach of this Agreement.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Survival.

Each of the representations and warranties set forth in this Agreement shall not survive the Closing under this Agreement. Except as otherwise provided herein, all covenants and agreements contained herein shall survive until, by their respective terms, they are no longer operative, other than those which by their terms are to be performed in whole or in part prior to or on the Closing Date, which shall terminate as of the Closing Date.

Section 4.2 Expenses.

Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

Section 4.3 Amendment; Waiver.

No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.4 Counterparts.

For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file and such signature pages will be deemed as sufficient as if actual signature pages had been delivered.

Section 4.5 Governing Law.

This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the City of Nashville, State of Tennessee for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated by this Agreement. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.7 shall be deemed effective service of process on such party.

Section 4.6 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY, KNOWINGLY AND VOLUNTARILY, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SUBORDINATED NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR THE SUBORDINATED NOTES.

Section 4.7 Notices.

Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(i) If to Purchasers at the addresses set forth on the signature page for each Purchaser attached to this Agreement.

(ii) If to the Company:

Avenue Financial Holdings, Inc.

111 10th Avenue South

Suite 400

Nashville, TN 37203

Attention: Chief Executive Officer

Telephone: 615-736-6940

Fax: [—]

Email: ron.samuels@avenuenashville.com

with a copy to (which copy alone shall not constitute notice):

Bradley Arant Boult Cummings LLP

Roundabout Plaza

1600 Division Street

Suite 700

Nashville, TN 37203

Attention: John W. Titus

Telephone: 615-252-2341

Fax: 615-252-6341

Email: jtitus@babc.com

Section 4.8 Entire Agreement, Etc.

(a) This Agreement (including the Exhibits and Disclosure Letters hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and

(b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that Purchasers may assign their rights and obligations under this Agreement (1) to any Affiliate, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Purchasers”); provided, further, that no such assignment shall relieve such Purchaser of its obligations hereunder and (2) as provided in Section 2.5.

Section 4.9 Interpretation; Other Definitions.

Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b) “business day” means any day that is not Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or obligated by law or executive order to be closed;

(c) the term “Code” means the Internal Revenue Code of 1986, as amended;

(d) the terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(f) the term “Knowledge of the Company” or “Company’s Knowledge” means the actual knowledge after due inquiry of the Chief Executive Officer, the President or the Chief Financial Officer of the Company;

(g) the term “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(h) the term “Placement Agent” means Keefe, Bruyette & Woods, Inc.

(i) the term “Tax Return” means any return, declaration, report or similar statement required to be filed with respect to any income Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax;

(j) the term “Transaction Documents” means this Agreement and the Subordinated Note, as the same may be amended or modified from time to time.

Section 4.10 Captions.

The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 4.11 Severability.

If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 4.12 No Third Party Beneficiaries.

Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Section 2.5 shall inure to the benefit of the persons referred to in that Section.

Section 4.13 Time of Essence.

Time is of the essence in the performance of each and every term of this Agreement.

Section 4.14 Public Announcements.

Subject to each party’s disclosure obligations imposed by Law, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and except as otherwise permitted in the next sentence, neither the Company nor Purchasers will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and all parties shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. In the event a party hereto is advised by its outside legal counsel that a particular disclosure is required by Law, such party shall be permitted to make such disclosure but shall be obligated to use its commercially reasonable efforts to consult with the other parties hereto and take their comments into account with respect to the content of such disclosure before issuing such disclosure.

Section 4.15 Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

[signatures on following page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of this 22nd day of December, 2014.

PURCHASER:	COMPANY:

[—]	AVENUE FINANCIAL HOLDINGS, INC.

By:	By:
Name:	G. Kent Cleaver
Title:	President

Address for notice purposes:

Wire Transfer Instructions for Payments to Purchaser under the Subordinated Notes:

SCHEDULE A

SCHEDULE OF PURCHASERS

NAME OF PURCHASER	PRINCIPAL AMOUNT OF SUBORDINATED NOTES TO BE PURCHASED	PURCHASE PRICE
Total		[$ ]

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE